UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
April 25, 2022
Date of Report (Date of earliest event reported)

1-13948
(Commission file number)
SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware		62-1612879
(State or other jurisdiction of incorporation)		(I.R.S. Employer Identification No.)

100 North Point Center East,	Suite 600
Alpharetta,	Georgia	30022
(Address of principal executive offices)		(Zip Code)

1-800-514-0186
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act. (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act. (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act. (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act. (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	SWM	New York Stock Exchange

☐  Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07. Submission of Matters to a Vote of Security Holders

At the 2022 Annual Meeting of Stockholders of Schweitzer-Mauduit International, Inc. (the “Company”) held on April 21, 2022 (the “2022 Annual Meeting”), the following matters were considered and acted upon with the results indicated below.

Proposal One - Election of Directors

The following individuals were elected as directors to serve until the 2024 Annual Meeting of Stockholders and until their successors are duly elected and qualified:

Nominees	For	Withheld	Broker Non-Votes
Deborah Borg	26,766,688.1	581,650	1,677,222
Jeffrey Kramer, P.D.	26,821,783.1	526,555	1,677,222
Anderson D. Warlick	20,676,168.1	6,672,170	1,677,222

Proposal Two - Ratification of the Selection of Independent Registered Public Accounting Firm

	For	Against	Abstain	Broker Non-Votes
Ratification of the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for 2022	27,131,023.91	1,740,951	153,584.19	—

Proposal Three - Non-Binding Advisory Vote to Approve Executive Compensation

	For	Against	Abstain	Broker Non-Votes
Shareholders vote, on an advisory basis, to approve the compensation paid to Named Executive Officers (“say-on-pay” vote)	26,333,897.91	924,312	90,128.19	1,677,222

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Schweitzer-Mauduit International, Inc.

                                By:/s/ Ricardo Nunez
                                Ricardo Nunez
                                Executive Vice President, General Counsel and
                                Corporate Secretary

Dated: April 25, 2022